                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 1996

                               EDUDATA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

          0-12850                                           13-3152648
  ------------------------                             -------------------
  (Commission File Number)                               (IRS Employer
                                                       Identification No.)


  200 N. Westlake Boulevard, Suite 202
        Westlake Village, California                           91362
- --------------------------------------------------         -------------
    (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (805) 381-2700



    376 Main Street, PO Box 74, Bedminster, New Jersey             07921

         --------------------------------------------------------------
                 (Former address, if changed since last report)

Total number of pages in this document:  15

                              TABLE OF CONTENTS




ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS . . . . . . . . . . . . . . . .

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 1, 1996 and filed on March 18, 1996, as set forth in the pages attached hereto.

ITEM 7(a).  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Included herein are the following report and combined financial statements of Dental/Medical Diagnostic Systems, LLC and Bavarian Dental Instruments, Inc. that were acquired by Edudata Corporation on March 1, 1996.

Index To Financial Statements

                                                                           Page
                                                                           ----
Report of Independent Accountants  . . . . . .. . . . . . . . . . . . . .    5

Combined Balance Sheet at February 29, 1996 . . . . . . . . . . . . . . .    6

Combined  Statement of Operations from Inception (October 23, 1995) to
February 29, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

Combined  Statement of Shareholders' and Members' Deficit
 from Inception (October 23,1995) to February 29, 1996  . . . . . . . . .    8

Combined Statement of Cash Flows from Inception (October 23, 1995)
to February 29,1996 . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . .   10

Item 7 (b) Unaudited Pro Forma Information

As previously disclosed, Edudata Corporation ("the Company" or "Edudata Corporation") acquired all the outstanding securities of Dental/Medical Diagnostic Systems, LLC ("DMD") and Bavarian Dental Instruments, Inc. ("BDI") in exchange for 5,000,000 shares of newly issued restricted Edudata common stock, consisting of 66.7% of the Company's then outstanding common stock. Also, as part of the transaction, all of the prior board members resigned and were replaced by four members designated by DMD and BDI (whose names and business backgrounds were previously disclosed in this Form 8-K) and the existing management and security holders of both DMD and BDI also assumed management control of Edudata.

For accounting purposes, the acquisition has been treated as a recapitalization of DMD and BDI, with DMD and BDI as the acquiror (reverse acquisition). As a result, the combined historical financial statements of DMD and BDI will become the financial statements of Edudata.

Further, since Edudata's assets consisted solely of approximately $660,000 in cash and cash equivalents and has had no operations in the last five years, for accounting purposes this transaction will be recorded by DMD and BDI as the issuance of common stock for cash held by Edudata. Therefore, no proforma information is presented.

                   Dental/ Medical Diagnostic Systems, LLC and
                        Bavarian Dental Instruments, Inc.

                      Combined Audited Financial Statements

                 As Of February 29, 1996 And For The Period From
                Inception (October 23, 1995) To February 29, 1996

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Members of
Dental/Medical Diagnostic Systems, LLC and
Board of Directors and Shareholders of
Bavarian Dental Instruments, Inc.

We have audited the accompanying combined balance sheet of Dental/Medical Diagnostic Systems, LLC (a California Limited Liability Company) and Bavarian Dental Instruments, Inc.. (a California Corporation) (collectively referred to as "the Company") as of February 29, 1996, and the related combined statements of operations, shareholders' and members' deficit and cash flows from inception (October 23, 1995) to February 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Dental/Medical Diagnostic Systems, LLC and Bavarian Dental Instruments, Inc. as of February 29, 1996, and the combined results of their operations and their cash flows from inception (October 23, 1995) to February 29, 1996 in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the combined financial statements, the Company has incurred start-up losses, has a combined working capital deficit of approximately $1,100,000 and has a combined total deficit of approximately $849,000 at February 29,1996. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

COOPERS & LYBRAND L.L.P.

Los Angeles, California
May 10, 1996

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                                       AND
                        BAVARIAN DENTAL INSTRUMENTS, INC.
                             COMBINED BALANCE SHEET
                             AS AT FEBRUARY 29, 1996

ASSETS
Current Assets:
    Cash and cash equivalents                                     $     6,733
    Accounts receivable, less allowances for
      bad debts and sales returns of $28,280                           51,192
    Inventories                                                     1,057,588
    Prepaid expenses and other                                        151,924
                                                                  -----------

          Total current assets                                      1,267,437

       Property and equipment, net                                    248,170
       Other assets                                                    36,040
                                                                  -----------

          Total assets                                            $ 1,551,647
                                                                  ===========

  LIABILITIES AND SHAREHOLDERS' AND
  MEMBERS' DEFICIT
  Current liabilities:
    Book overdraft                                                $    24,686
    Accounts payable                                                1,585,433
    Accrued salaries and wages                                         71,950
    Other accrued expenses                                            102,316
    Customer deposits                                                 236,345
    Current portion of capital lease obligations                       15,505
    Notes payable to related parties                                  277,015
                                                                  -----------

      Total current liabilities                                     2,313,250

  Capital lease obligations                                            74,836
  Other long term liabilities                                          12,629
                                                                  -----------

      Total liabilities                                             2,400,715

  Commitments and contingencies

  SHAREHOLDERS' AND MEMBERS' DEFICIT:
    Dental/Medical Diagnostic Systems, LLC
      membership interests issued                                     610,261
    Bavarian Dental Instruments, Inc.
      common stock, no par value; 25,000 shares
      authorized, 3,000 outstanding                                   149,091
    Accumulated deficit                                            (1,608,420)
                                                                  -----------

       Total shareholders' and members' deficit                      (849,068)
                                                                  -----------

       Total liabilities and shareholders' and members' deficit   $ 1,551,647
                                                                  ===========

The accompanying notes are an integral part of these combined financial statements.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                                       AND
                        BAVARIAN DENTAL INSTRUMENTS, INC.
                        COMBINED STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (OCTOBER 23 ,1995) TO FEBRUARY 29, 1996

  Net sales                                                       $   219,118

  Cost of sales                                                      (201,465)
                                                                  -----------

       Gross profit                                                    17,653

  Operating expenses

    Selling, general and administrative expenses                    1,093,743

    Research and development expenses                                 528,426

    Interest expense                                                    3,904
                                                                  -----------

  Net loss                                                        ($1,608,420)
                                                                  ===========

          The accompanying notes are an integral part of these combined financial statements.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                                       AND
                        BAVARIAN DENTAL INSTRUMENTS, INC.
            COMBINED STATEMENT OF SHAREHOLDERS' AND MEMBERS' DEFICIT
      FOR THE PERIOD FROM INCEPTION (OCTOBER 23,1995) TO FEBRUARY 29, 1996

                              Bavarian Dental            Dental/Medical
                             Instruments, Inc.       Diagnostic Systems, LLC
                               Common Stock           Membership Interests
                            ------------------       -----------------------
                            Number of                Percentage                   Accumulated
                            Shares     Amount         Interest        Amount      Deficit          Total
                            ---------  -------       ----------      --------     -----------   -----------
Issuance of stock for         1,650   $ 82,000                                                      $82,000
cash

Issuance of stock for         1,350     67,091                                                       67,091
 services

Issuance of membership                                    90%        $549,235                       549,235
 interests for cash
Issuance of membership                                    10%          61,026                        61,026
  interests for services
Net loss                                                                          $(1,608,420)  $(1,608,420)
                              -----   --------           ---         --------     -----------   -----------
Balance at February 29,
1996                          3,000   $149,091           100%        $610,261     $(1,608,420)  $  (849,068)
                              =====   =======            ===         ========     ===========   ===========

          The accompanying notes are an integral part of these combined financial statements.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                                       AND
                        BAVARIAN DENTAL INSTRUMENTS, INC.
                        COMBINED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (OCTOBER 23, 1995) TO FEBRUARY 29, 1996

Cash flows from operating activities:
  Net loss                                                        $(1,608,420)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
    Depreciation and amortization                                       9,219
    Allowances for bad debts and sales returns                         28,280
    Inventory write down                                               91,556
    Deferred rent                                                      12,629
    Shares and membership interests issued for services               128,117
  Changes in operating assets and liabilities:
  Increase in:
     Accounts receivable                                              (79,472)
     Inventories                                                   (1,149,144)
     Prepaid expenses and other                                      (151,924)
     Other assets                                                     (36,040)
  Increase in:
     Accounts payable                                               1,506,216
     Accrued expenses                                                 158,283
     Customer deposits                                                236,345
                                                                  -----------

  Net cash used by operating activities                              (854,355)
                                                                  -----------

  Cash flows from investing activities:
     Purchase of property and equipment                              (144,537)
                                                                  -----------

  Cash flows from financing activities:
     Increase in book overdraft                                        24,686
     Accounts payable to related party in excess of terms              79,218
     Net proceeds from issuance of common stock                        82,000
     Net proceeds from issuance of membership interests               549,235
     Proceeds from borrowings from related parties                    377,015
     Principal payments on borrowings from related parties           (100,000)
     Principal payments on capital lease obligations                   (6,529)
                                                                  -----------

  Net cash provided by financing activities                         1,005,625
                                                                  -----------

  Net increase in cash and cash equivalents                             6,733

  Cash and cash equivalents, beginning of period                         --
                                                                  -----------

  Cash and cash equivalents, end of period                        $     6,733
                                                                  ===========

  Supplemental cash flow information:

     Capital lease obligations incurred                           $    96,870
     Property and equipment not paid for at period end            $    15,983

The accompanying notes are an integral part of these combined financial statements.

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                                       AND
                        BAVARIAN DENTAL INSTRUMENTS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                     (OCTOBER 23, 1995) TO FEBRUARY 29, 1996

1. Description of Business

   Dental/Medical Diagnostics Systems LLC ("DMD") designs, develops, manufactures and sells an intraoral camera (the "TeliCam Intraoral Camera System") exclusively for the dental market place, and Bavarian Dental Instruments, Inc. ("BDI") distributes high quality reusable diamond dental burs. Collectively, DMD and BDI are referred to as the Company.

   DMD was formed in October 1995 and has been primarily involved in designing, developing, manufacturing, marketing and selling the TeliCam Intraoral Camera System. The first shipments to customers of the TeliCam System commenced in early February 1996. DMD holds the exclusive, worldwide rights to market the Teli camera and frame grabber circuitry to the dental market and has the rights to use the "TeliCam" trademark, both through an agreement with Boston Marketing Company, Ltd., a related party described below. The majority of the TeliCam System sales to date have been in the United States.

   BDI was formed in November 1995, and from that time , has been primarily involved in negotiating a distribution agreement to import from Russia and to distribute and market dental burs in the United States and elsewhere. The first sales of the burs commenced in early March 1996. The dental burs are imported pursuant to two exclusive distribution agreements for the United States, Canada, Mexico, Central and South America. The agreements expire in December 1998 and can be terminated if no orders are placed for six months. All bur sales to date have been in the United States.

   DMD and BDI buy certain key components from one supplier or from a limited number of suppliers. Although there are a limited number of suppliers of the key components, management believes that other suppliers could provide similar components on comparable terms. Changes in key suppliers could cause delays in manufacturing and distribution of products and a possible loss in sales, which could adversely affect operating results.

   The Company maintains its administrative offices in Westlake Village, California and its manufacturing facility in Irvine, California.

2. Summary of Significant Accounting Policies

   Basis of Presentation
   Since inception, the Company has incurred start-up losses. Also, the Company has a combined working capital deficit of approximately $1,100,000 and has a combined total deficit of approximately $849,000 at February 29,1996.

   Management has funded these losses, and intends to fund future losses, through offering of notes and equity securities and ultimately, through the attainment of positive operating cash flows. Through the acquisition of the Company by Edudata Corporation (see Note 3), the Company raised approximately $660,000 and recently has accepted applications to purchase 737,000 shares of the Company's common stock for $649,000 through an offshore offering pursuant to Regulation S (see Note 9). Management plans additional equity financing offerings.

   The ability of the Company to raise additional funds and ultimately achieve positive operating cash flows is uncertain and, therefore, this raises substantial doubt about the Company's ability to continue as a going concern. The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

   Principles of Combination
   The combined financial statements include the accounts of Dental/Medical Diagnostic Systems, LLC and Bavarian Dental Instruments, Inc. as of February 29, 1996 and for the period from inception (October 23, 1995) to February 29, 1996. These entities are presented on a combined basis due to common management and ownership and the purchase of DMD and BDI by Edudata Corporation on March 1, 1996, as more fully described in Note 3. All significant intercompany balances and transactions have been eliminated.

   Use of Estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates made in the preparation of the combined financial statements relate to the assessment of the carrying value of accounts receivable, inventories and warranty provision. Actual results could differ from those estimates.

   Cash and Cash Equivalents
   Cash included currency on hand and demand deposits with financial institutions. Cash equivalents are defined as short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of change in value because of changes in interest rates.

   Inventories
   Inventories are carried at standard costs which approximate the lower of actual cost (first-in; first-out) or market. Such amounts include the cost of materials and, when applicable, labor and overhead.

   Advertising and Promotion Costs
   Production costs of future media advertising and costs of dental industry trade shows are deferred until the advertising or trade show occurs. All other advertising and promotion costs are expensed as incurred. Total advertising and promotion expenses incurred for the period from inception through February 29, 1996 were $434,612.

   Property and Equipment
   Property and equipment is recorded at cost, less accumulated depreciation. Capitalized leases are recorded at the lower of fair market value or the present value of future minimum lease payments, less accumulated amortization. Maintenance and repairs are expensed as incurred.
   The cost and related accumulated depreciation and amortization of property and equipment sold or retired are removed from the accounts and the resulting gains or losses are included in current operations. Depreciation and amortization are provided on a straight line basis over the estimated useful lives of the related asset, limited as to leasehold improvements and capital leases by the primary term of the lease, as follows:

         Equipment and software, including capitalized leases        5 years
         Furniture and fixtures                                      7 years
         Leasehold improvements                                      3 years

   Major Customers
   No customer accounted for more than ten percent of revenues in the period presented. The majority of the Company's current customers consist of dental professionals. Certain of the dental professionals lease the Company's products through third party leasing companies. Under the terms of the sales, the leasing companies have no recourse to the Company.

   Revenue Recognition
   The Company recognizes revenue from system and supply sales at the time of shipment, net of estimated sales returns and allowances.

   Warranty Expenses
   The Company generally warrants its systems for one year. A provision for estimated future costs relating to warranty is recorded when systems are shipped.

   Income Taxes
   DMD was formed as a limited liablity company, electing to be taxed as a partnership, and BDI has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As a result the Company's federal and state taxable income or loss and tax credits are passed through to the individual shareholders. Accordingly, no provision for Federal or state income taxes has been reflected in the combined financial statements. As a result of the acquisition on March 1, 1996 as described in Note 3, as of that date DMD and BDI terminated their status as being taxed as a partnership and under the provisions of Subchapter S of the Internal Revenue Code, respectively, and will be taxed as a C corporation in the future. Due to the net operating loss incurred, however, treatment as a C corporation for tax purposes would not have resulted in tax expense for the period from inception (October 23, 1995) to February 29, 1996.

   Fair Value Of Financial Instruments
   The Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of fair value information about all financial instruments held by a company except for certain excluded instruments and instruments for which it is not practicable to estimate fair value. The carrying value of the Company's financial instruments approximates their fair values.

3. Acquisition of DMD and BDI

   On March 1, 1996, Edudata Corporation ("Edudata") completed the acquisition of BDI and DMD. The acquisition was effected pursuant to the terms of two Contribution Agreements dated February 29, 1996 ("Contribution Agreements") between Edudata and BDI and Edudata and DMD. Pursuant to the Contribution Agreements the former shareholders of BDI and members of DMD received a total of 5,000,000 shares of newly issued Edudata restricted common stock, constituting approximately 66.7% of Edudata's outstanding common stock, taking into consideration the newly issued shares. As part of the transaction, Edudata's prior Board of Directors resigned and were replaced by Mr. Robert H. Gurevitch, Chief Executive Officer, Board Member and member/shareholder of DMD and BDI, Mr. Hiroki Umezaki, President of DMD's International Operations, Board Member and member of DMD and two outside members. In addition, existing management and security holders of both DMD and BDI also assumed management control of Edudata.


   For accounting purposes, the acquisition will be treated as a recapitalization of DMD and BDI with DMD and BDI combined as the acquiror (reverse acquisition). As a result, the combined historical financial statements of DMD and BDI will become the financial statements of Edudata.

   Further, since Edudata's assets consisted solely of approximately $660,000 in cash and cash equivalents and has had no operations in the last five years, for accounting purposes this transaction will be recorded by DMD and BDI as the issuance of common stock for cash held by Edudata. Therefore, no proforma information is presented.

4. Related Party Transactions

   DMD has entered into an agreement with Boston Marketing Company, Ltd., ("Boston Marketing") whereby DMD obtained the exclusive worldwide rights to market the Teli camera and frame grabber circuitry to the dental market and the rights to use the "TeliCam" trademarks. Under another agreement with Boston Marketing, DMD agreed to purchase 5,000 camera and frame grabber units at prices ranging from $650 to $750, depending on the specific unit, through October 30, 1996. Boston Marketing is partially owned by Mr. Hiroki Umezaki, the President of International Operations, Director and Secretary of DMD and 40% membership interest holder in DMD. Under another agreement with DMD, Mr. Umezaki has the exclusive rights to sell TeliCam products on behalf of the Company in the Far East for five years, with a five year option to extend. He will receive commissions ranging from 10 to 15% on these sales.

   Through February 29, 1996, 905 cameras and frame grabber units at an aggregate cost of $674,218, had been purchased by DMD. A total of approximately 825 units remain in inventory at February 29, 1996. No payments had been made to Boston Marketing through February 29, 1996 and amounts payable to Boston Marketing totaling $674,218 are included in accounts payable, including $79,218 which were past due. No sales of DMD's product have been made to date in the Far East. Through May 7, 1996 an additional 300 camera and frame grabber circuitry units have been purchased by DMD at an aggregate cost of $225,000. Subsequent to February 29, 1996 payments totaling $229,217 have been made to Boston Marketing

   From December 1995 through February 1996 Mr. Robert H. Gurevitch, President, Board Member and member/shareholder of DMD and BDI, and Boston Marketing collectively loaned $377,015 to DMD in exchange for promissory notes dated February 1 and 15, 1996. The promissory notes bear interest at 6% per annum and are payable within six months. On February 26, 1996 DMD repaid $50,000 to both Mr. Gurevitch and Boston Marketing. On April 11, 1996 Boston Marketing loaned DMD an additional $25,000 under similar terms. No interest has been paid on these notes. Accrued interest totaling $1,827 related to these notes is included in other accrued liabilities. The carrying amounts of these notes payable approximates their fair value.

5. Inventories

   Inventories at February 29, 1996 consisted of the following:

         Raw materials                                            $  741,337
         Work in process                                              47,626
         Finished goods                                              268,625
                                                                  ----------

         Total                                                    $1,057,588
                                                                  ==========

6. Prepaid and Other Current Assets

   Prepaid and other current assets at February 29, 1996 consisted of the following:

         Prepaid advertising and industry trade show fees           $115,245
         Other                                                        36,679
                                                                    --------

         Total                                                      $151,924
                                                                    ========

7. Property and Equipment

   Property and equipment at February 29, 1996 consisted of the following:

         Equipment and software, including $96,870 of
           capitalized leases                                       $190,875
         Furniture and fixtures                                       61,352
         Leasehold improvements                                        5,162
                                                                    --------

                                                                     257,389

         Less accumulated depreciation and amortization,

           including $3,368 relating to capitalized leases            (9,219)
                                                                    --------

         Total                                                      $248,170
                                                                    ========

8. Commitments and Contingencies

   Leases

   DMD leases two facilities under various operating leases which expire in fiscal 1998 and fiscal 2001. The leases require the Company to pay taxes, maintenance fees and insurance and provide for periodic fixed rent increases and increases based on a published price index. Under certain circumstances DMD has the right to terminate one lease at the forty second month. DMD also leases certain equipment under capital leases which expire in fiscal 2001. DMD has the right to purchase the underlying equipment at the termination of the leases for its fair market value. Rent expense for all operating leases was approximately $38,061 for the period from inception (October 23, 1995) to February 29, 1996. All non-cancelable leases are guaranteed by Mr. Robert H. Gurevitch, President, Board Member and member/shareholder of DMD and BDI. The other facility lease is co-guaranteed by Mr. Hiroki Umezaki, President of DMD's International Operations, Board Member and member of DMD.

   The aggregate liability for future rentals under these lease agreements as of February 29, 1996, is summarized as follows:

                    Year Ended       Capital        Operating
                   February 29,      Leases           Leases           Total

                       1997         $ 25,668         $116,359         $142,027
                       1998           25,668          121,507          147,175
                       1999           25,668           96,348          122,016
                       2000           25,668           68,601           94,269
                       2001           17,736           54,052           71,788
                                    --------         --------         --------
                                     120,408         $456,867         $577,275
                                                     ========         ========

Less: Amounts representing:
       Interest                       30,067
       Current Portion                15,505
                                    --------

      Long Term Portion             $ 74,836
                                    ========

9. Capital Transactions

   DMD allocated 90% of its membership interests to Mr. Robert H. Gurevitch, President, Board Member and member/shareholder of DMD and BDI, and Mr. Hiroki Umezaki, President of DMD's International Operations, Board Member and member of DMD in exchange for cash payments of $549,235. Membership interests of 10% were allocated to two other employees in exchange for services and were valued in proportion to the interests issued for cash. Compensation expense totaling $61,026 was recognized in conjunction with the allocation of these interests for services and is included in the combined statement of operations.

   BDI issued 1,650 common shares to its President, Mr. Robert H. Gurevitch, in exchange for a cash payment of $82,000. In exchange for services, 1,350 common shares were issued to two employees and were valued in proportion to the common shares issued for cash. Compensation expense totaling $ 67,091 was recognized in conjunction with the issuance of these shares for services and is included in the combined statement of operations.

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   Mr. Gurevitch and Mr. Umezaki have options to acquire an additional 20% and
   10% membership interests in DMD, respectively, for $200,000 and $150,000, respectively.

   As discussed in Note 3, on March 1, 1996 Edudata acquired DMD and BDI in a reverse acquisition. Edudata has authorized 10,000,000 common shares with a par value of $.01 per share and prior to the acquisition had 2,509,909 shares outstanding. As indicated, Edudata issued 5,000,000 restricted shares of common stock for the acquisition of DMD and BDI.

   For accounting purposes, the acquisition of DMD and BDI will be treated as a recapitalization of DMD and BDI, whereby the previously outstanding shares and interests of DMD and BDI were exchanged for 5,000,000 shares of Edudata's restricted common stock and issuance of 2,509,909 common shares for the approximately $660,000 in cash and cash equivalents held by Edudata.

   There were no options outstanding to purchase Edudata's common stock prior to the acquisition of DMD and BDI. On March 5, 1996, the Company issued options to purchase 15,000 shares of common stock to each of the four new board members and 120,000 options to purchase common shares to an individual for services in connection with the acquisition of DMD and BDI. All options are exercisable at $.30 per share and expire on March 4, 2001.

   The Company is in the process of offering common shares in an offshore offering pursuant to Regulation S at $.88 per share and through May 10, 1996 has received applications for 737,000 shares for proceeds of approximately $649,000 minus related expenses.

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